UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 11, 2013

ING U.S., INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

230 Park Avenue New York, New York	10169
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 11, 2013, the Board of Directors (the “Board”) of ING U.S., Inc. (the “Company”) elected Mr. Hendricus A. (“Henny”) Koemans to the Board, effective October 1, 2013. Mr. Koemans will fill the Board vacancy that will be created by the retirement of Mr. Jan H.M. Hommen on October 1, 2013.

Mr. Koemans has been designated by ING Groep N.V. (“ING Group”) to serve as a “Group Director” as defined in Section 2.2(d) of the Shareholder Agreement dated May 7, 2013 by and between the Company and ING Group.

Mr. Koemans has been employed by ING Group since 1996 in various positions, most recently as Director of Public and Government Affairs since 2010 and Head of Tax ING Group Lite since 2011. He served as Head of Tax for ING Group from 2002–2011. Prior to joining ING Group, Mr. Koemans was employed by the Ministry of Finance in the Netherlands from 1987–1996. Mr. Koemans holds a tax law degree from the University of Leiden.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ING U.S., Inc.
(Registrant)

By:	/s/ Harris Oliner

Name:	Harris Oliner

Title:	Senior Vice President and Corporate Secretary

Dated: September 13, 2013